UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2016

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36254	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On February 26, 2016 (the “Closing Date”), Avid Technology, Inc. (the “Company”), together with the Company’s subsidiary, Avid Technology Worldwide, Inc. (“Avid Worldwide”), as guarantor, entered into a Financing Agreement (the “Financing Agreement”) with Cerberus Business Finance, LLC, as collateral and administrative agent, and the lenders party thereto (the “Lenders”). Pursuant to the Financing Agreement, the Lenders agreed to provide the Company with (a) a term loan in the aggregate principal amount of $100,000,000 (the “Term Loan”) and (b) a revolving credit facility (the “Credit Facility”) of up to a maximum of $5,000,000 in borrowings outstanding at any time. All outstanding loans under the Financing Agreement will become due and payable, on the earlier of February 26, 2021 and the date that is 30 days prior to June 15, 2020, the scheduled maturity date of the Company’s outstanding 2.00% convertible senior notes due 2020. Prior to the maturity of the Credit Facility, any amounts borrowed under the Credit Facility may be repaid and, subject to the terms and conditions of the Financing Agreement, reborrowed in whole or in part without penalty. The Company borrowed the full amount of the Term Loan, or $100,000,000, as of the Closing Date, but did not borrow any amount under the Credit Facility as of the Closing Date.

Interest accrues on outstanding borrowings under the Credit Facility and the Term Loan at a rate of either the LIBOR Rate (as defined in the Financing Agreement) plus 5.75% or a Reference Rate (as defined in the Financing Agreement) plus 6.75%, at the option of the Company. The Company must also pay to the Lenders, on a monthly basis, an unused line fee at a rate of 0.5% per annum on an amount equal to (1) the total lending commitments under the Credit Facility less (2) the average daily amount of the outstanding borrowings plus the undrawn amount of any outstanding letters of credit under the Credit Facility during the immediately preceding month. During the term of the Credit Facility, the Company is entitled to reduce the maximum amounts of the Lenders’ commitments under the Credit Facility, subject to the payment of certain fees based on the amount of any reduction. The Company may prepay all or any portion of the Term Loan prior to its stated maturity, subject to the payment of certain fees based on the amount repaid. The term loan is subject to a 1.25% mandatory principle amortization per quarter.

The Company and Avid Worldwide granted a security interest on substantially all of their assets to secure the obligations of all obligors under the Credit Facility and the Term Loan. Avid Worldwide provided a guarantee of all the Company’s obligations under the Financing Agreement. Future subsidiaries of the Company (other than certain foreign and immaterial subsidiaries) are also required to become a party to the applicable security agreements and guarantee the obligations under the Financing Agreement.

The Financing Agreement contains customary representations and warranties, covenants, mandatory prepayments, and events of default under which the Company’s payment obligations may be accelerated.  The Financing Agreement includes covenants requiring the Company to maintain a Leverage Ratio (defined to mean the ratio of (a) consolidated total funded indebtedness to (b) consolidated EBITDA) of no greater than 4.35:1.00 for the four quarters ending June 30, 2016, 5.40:1.00 for the four quarters ending September 30, 2016, 4.20:1.00 for the four quarters ending December 31, 2016 and thereafter declining over time from 3.50:1.00 to 2.50:1.00.  The Financing Agreement also restricts the Company from making capital expenditures in excess of $20,000,000 in any fiscal year.

The Financing Agreement contains restrictive covenants that are customary for an agreement of this kind, including, for example, covenants that restrict the Company from incurring additional indebtedness, granting liens, making investments and restricted payments, making acquisitions, and engaging in transactions with affiliates.

The foregoing description of the Financing Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Financing Agreement.

Item 1.02     Termination of a Material Definitive Agreement

Concurrently with the entry into the Financing Agreement, on February 26, 2016 the Company terminated its existing Credit Agreement, dated June 22, 2015, among the Company and certain of its subsidiaries, as borrowers,

KeyBank National Association, as Administrative Agent and the other lender parties thereto, and repaid all outstanding borrowings, in the amount of $30.1 million under such agreement. There were no penalties paid by the Company in connection with this termination.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.05     Costs Associated with Exit or Disposal Activities

On February 26, 2016, the Company committed to a restructuring plan that encompasses a series of actions intended to more efficiently operate in a leaner, and more directed cost structure.  The actions include reductions in our workforce, facility consolidation, transferring resources to lower cost regions and reducing other third-party services costs.  In connection with this restructuring plan, the Company expects to incur incremental cash expenditures of approximately $25 million relating to termination benefits, facility costs, employee overlap expenses and related actions. The Company expects approximately $14 million of the expenditures will be recorded as restructuring expenses in the quarters ending December 31, 2015 through June 30, 2017.  The Company anticipates that the restructuring plan will be substantially complete by the end of the second quarter of 2017 and will result in annualized costs savings of appropriately $68 million.

Item 7.01     Regulation FD Disclosure

On February 29, 2016, the Company issued a press release announcing the Company’s commitment to the cost reductions and efficiency initiatives discussed in Item 2.05 of this Current Report Report and the Financing Agreement announced in Item 1.01 of this Current Report. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and Exhibit 99.1 hereto, the Form 8-K and exhibits contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
99.1	Press Release, dated February 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: February 29, 2016	By: /s/ John W. Frederick Name: John W. Frederick Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer